September 26, 2000


TO:               ALLSTATE LIFE INSURANCE COMPANY
                  NORTHBROOK, ILLINOIS 60062

FROM:             MICHAEL J. VELOTTA
                  SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:               FORM N-4 REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933 AND
                  THE INVESTMENT COMPANY ACT OF 1940
                  FILE NOS. 333-31288, 811-09227

         With reference to the above-mentioned amended Registration Statement on Form N-4 ("Registration Statement") filed by Allstate Life Insurance Company (the "Company"), as depositor, and Allstate Life Insurance Company Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of September 26, 2000:

         1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

         2. The securities registered by the Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                   Sincerely,

                                   /s/ Michael J. Velotta
                                       --------------------
                                       Michael J. Velotta
                                       Senior Vice President, Secretary and
                                              General Counsel